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                                                                  Exhibit 23.3





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the (a) the Registration Statement (Form S-8 Number 33-26995) pertaining to The 1984 Incentive Stock Option Plan, The 1985 Incentive Stock Option Plan, and The Non-Qualified Stock Option Plan, (b) the Registration Statement (Form S-8 Number 33-28484) pertaining to The Landmark Savings Plan, (c) the Registration Statement (Form S-8 Number 33-38132) pertaining to The Zycor, Inc. 1988 Employee Incentive Stock Option Plan, (d) the Registration Statement (Form S-8 Number 33-39358) pertaining to The 1989 Flexible Stock Option Plan, Consultant's Stock Option Plan, and the 1990 Employee Stock Option Plan, (e) the Registration Statement (Form S-8 Number 33-44217) pertaining to The Director's Stock Option Plan, (f) the Registration Statement (Form S-8 Number 33-57989) pertaining to The 1994 Flexible Incentive Plan, (g) the Registration Statement (Form S-3 Number 33-26995) pertaining to the registration of 2,626,746 shares of stock, (h) the Registration Statement (Form S-3 Number 33-87216) pertaining to the registration of 413,911 shares of stock, (I) the Registration Statement (Form S-3 Number 33-61405) pertaining to the registration of 653,718 shares of stock and the related Prospectuses, of our report dated December 16, with respect to the consolidated financial statements and schedules of Landmark Graphics Corporation included in the Annual Report on Form 10-K for the fiscal year ended June 30, 1994.


/s/ LEVINE, HUGHES & MITHUEN, INC.

Englewood, Colorado
August 10, 1995